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                                                                    Exhibit 10.1

                    [ALBERTA TREASURY BRANCHES LETTER HEAD]

April 19, 2000

Westlinks Resources Ltd.
370 800 6 Avenue SW
Calgary, Alberta
T2P 3G3

ATTN. PETER SEKERA

Dear Mr. Sekera:

Alberta Treasury Branches has approved and offers financial assistance on the terms and conditions in the attached Outline of Credit.

You may accept our offer by returning the enclosed duplicate of this letter, signed as indicated below, by 4:00 p.m. on or before May 3, 2000 or our offer will automatically expire. We reserve the right to cancel our offer at any time prior to acceptance.

Yours truly,

/s/ Lori Wright
-------------------
Lori Wright, C.E.T.
Account Manager

/ck

Encl.

Accepted this 19 day of April, 2000

WESTLINKS RESOURCES LTD.

PER:  /s/ [signature]
     -------------------
     [name]
     [title]

PER:  /s/ [signature]
     -------------------
     [name]
     [title]
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                                                [ALBERTA TREASURY BRANCHES LOGO]

                               OUTLINE OF CREDIT

             LENDER:    ALBERTA TREASURY BRANCHES

             BORROWER:  Westlinks Resources Ltd.

A.   DETAILS OF CREDIT FACILITIES:

     1.   Revolving Production Loan Facility - $12,500,000

          - To be capped at $7,500,000 pending the close of an acquisition from Cabre Exploration Ltd.

          - Funds to be used for the general operating purposes of Borrower which includes the acquisition of oil and gas properties and the development of oil and gas properties.

          -  Advances will be limited to the least of:

               a)   the maximum principal of the loan facility;

               b)   the Borrowing Base;

                         the "Borrowing Base" means that amount which is determined by Lender from time to time, after assessing the economic evaluation report prepared by or audited by a Lender approved consulting engineer on the Borrower's total proved reserves using the Lender's current evaluation guidelines and oil and gas price forecasts.

          - An amount, as determined by Lender, without restriction, that would otherwise be capable of being repaid within the one-half life of the total proved economic reserves of the Borrower.

          - If requested by Borrower and approved by Lender, advances may be made available in any combination of the following.

               a) direct borrowings by way of Demand Promissory Note with interest calculated on daily outstanding principal at 0.25% above Prime will be payable on the last day of each month with principal advances and repayments to be in the minimum sum of $100,000 or multiple of it;


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                               OUTLINE OF CREDIT

A.   DETAILS OF CREDIT FACILITIES (CONT'D):

               b) through Lender's Guaranteed Notes program in multiples of $100,000 subject to a maximum of $7,000,000 and a minimum of $1,000,000 and Borrower will issue promissory notes to Lender with up to 90 day maturity dates and interest pre-calculated at 1.25% above the Guaranteed Note Base Rate in effect at the time of advance. A $25 issuance fee will be assessed per borrowing.

                    Lender's Guaranteed Notes shall remain in effect until the maturity of the term selected. If the Lender does not receive the instructions from the Borrower prior to maturity concerning the renewal of the Guaranteed Notes, then the prime based demand advances shall be automatically utilized until instructions are received from the Borrower and the production facility will be adjusted accordingly.

               c) Letters of Credit and/or Letters of Guarantee, for terms not to exceed one (1) year, to an aggregate maximum of $250,000 outstanding at any one time, and Borrower will be assessed a fee of 2.0% with a minimum fee of $200 plus out of pocket expenses.

          - Loans may be repaid in whole or in part at any time, without penalty.

          - This line of credit is subject to review, at least annually. The next annual review date has been established as April 30, 2001 but may be changed at the sole discretion of the Lender.

     2.   Specific Loan Facility - $3,800,000

          - Interim funding pending receipt of proceeds from "Bought Deal" equity issue of $5,000,000 U.S. (approximately $7,500,000 Cdn.).

          - Repayment of principal plus accrued interest at a rate of 2% above Prime from proceeds of equity issue.

          - This loan is subject to periodic (and at least annual) review. Next scheduled review date is July 31, 2000 but may be changed at the sole discretion of the Lender.

B.   SECURITY DOCUMENTS

     1. The security documents (whether now held or hereafter delivered) will secure all Credit Facilities unless and until otherwise agreed in writing by Lender.

     2.   The following security is required:

          a) Incorporation documents including Certificate of Incorporation, Articles of Incorporation and Last Notice of Directors (including any amendments);

          b)   Business Corporation Agreement;


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                               OUTLINE OF CREDIT

B.   SECURITY DOCUMENTS (CONT'D):

          c) Revolving Line of Credit Agreement together with supporting Promissory Note in the amount of $12,500,000 priced at 0.25% above Prime;

          d) Promissory Note in the amount of $3,800,000 at a rate of 2% above Prime;

          e) Guaranteed Note Revolving Line of Credit Agreement in the amount of $7,000,000;

          f) General Security Agreement providing coverage over all present and after acquired personal property, to be registered at registries deemed appropriate by ATB's solicitor;

          g) Solicitor prepared Continuing Debenture to be drawn in the amount of $25,000,000 at Prime plus 2% providing a floating charge over all undertaking of the corporation; to be registered at registries deemed appropriate by ATB's solicitor;

          h)   Title opinion on relative major properties;

          i)   Assignment of proceeds due from "bought Deal" share issue;

          j) Assignment of any long term gas contract(s) in excess of 13 months (if applicable);

          k) Negative pledge re: existing assets and undertaking to provide additional security at the request of ATB;

          l)   Solicitor's Opinion Letter;

          m)   Group Creditor's Life Insurance - application or waiver;

          n)   Environmental Questionnaire & Disclosure Statement;

          o)   Evidence of Well Liability Insurance; and

          p)   All other security deemed necessary by ATB or its solicitor.

C.   FEES:

     1. Non-refundable commitment fees of $36,250 ($18,125 since collected) re: revolving facility and $38,000 re: specific facility are payable on acceptance of this offer.

     2. Any amount in excess of established credit facilities will be subject to a fee of 1% of such excess for each minimum 30-day period, where ATB in its discretion permits excess borrowings, if any.

     3. For monthly or quarterly reports or statements not received within the stipulated periods, the Borrower will be subject to a fee of $50 per month, per report or statement, for each late reporting occurrence.


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                               OUTLINE OF CREDIT

C.   FEES (CONT'D)

     4. For annual reports or statements not received within the stipulated periods, the Borrower will be subject to a fee of $250 per month, per report or statement, for each late reporting occurrence.

     5. Non-refundable stand-by fee of 0.125% per annum on the monthly average balance of unused portion of Borrower's revolving Line of credit payable monthly.

D.   COVENANTS:

     Borrower will perform and observe the Positive and Negative Covenants set forth in Schedule "A" attached hereto. Guarantors (if any) will perform and observe the covenants in Schedule "A" under 1(c), (f), (h), (i), and (l), and 2(e), and (l). In addition, Borrower and each of the Guarantors (if any) covenants that they will perform and observe the following covenants, namely:

     1.   Borrower will provide to Lender as soon as possible and in any event:

          a) annually within 90 days after the end of its fiscal years, an engineering report, in an economic evaluation format, of Borrower's major oil and gas interest, prepared by a firm acceptable to Lender and using Lender's pricing forecasts;

          b) within 60 days after the end of each month, monthly production and revenue reports (operator statements or government "S" reports or internally generated area-by-area summaries supported by an Officer's Certificate) which will clearly indicate gross and/or net oil and gas production volumes, gross revenues, royalties and other burdens, operating costs, etc.; and

          c) ongoing and at least annually at the review date, details of all gas contracts having a term of 13 months or longer.

     2. Borrower will not, without the prior written consent of Lender, breach the following restrictions:

          a) working capital ratio (as defined by GAAP with the exception that current liabilities will exclude the current portion of long term debt) not less than 1:1; and

          b)   debt to equity ratio not to exceed 2:1.


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                               OUTLINE OF CREDIT

E.   CONDITIONS PRECEDENT:

     None of the Credit Facilities will be available and the availability of further advances on any of the loans will be curtailed until the following conditions precedent have been satisfied, unless waived by Lender:

     1) Lender has received all Security Documents and all registrations and filings have been completed, in all cases in form and substance satisfactory to Lender except at provincial energy departments which may be registered after loan advance;

     2) Borrower has provided all financial statements, appraisals, environmental reports and any other information that Lender may require;

     3) Lender is satisfied as to the value of the Borrower's assets and financial condition, and Borrower's ability to carry on business and repay any amount owned to Lender from time to time, and that no Event of Default exists;

     4) The Specific Loan will not be advanced until the Borrower has arranged the equity funding under the bought deal on an unconditional basis. This shall be confirmed through ATB's solicitor;

     5) The Revolving Loan will be capped at $7.5 million until the closing of the acquisition of Sounding Lake property from Cabre Exploration;

     6) ATB shall be in receipt of audited financial statements with no adverse changes from draft statement previously provided by Borrower;

     7) Prior to advance of any funds, ATB shall have received satisfactory credit reports on the Borrower and Guarantors from the respective institutions and such other credit reporting agencies as deemed appropriate; and

     8)   There is no Event of Default.

F.   EVENTS OF DEFAULT:

     Without restricting the rights of Lender to terminate any Credit Facility and to demand payment in full at any time, if any of the "Events of Default" in the attached Schedule "A" occurs and is continuing, Lender may at its option, by notice to Borrower, terminate any or all of the Credit Facilities hereunder and demand immediate payment in full of all or any part of the amounts owed by the Borrower. Failing such immediate payment, Lender may, without further notice, realize under the Security Documents to the extent Lender chooses.


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                               OUTLINE OF CREDIT

G.   MISCELLANEOUS:

     1. All legal and other costs and expenses incurred by Lender in respect of the Credit Facilities, the Security Documents and other related matters will be paid or reimbursed by Borrower on demand by Lender.

     2. All security documents will be prepared by or under the supervision of Lender's solicitors.

     3. Acceptance of this offer will authorize Lender to instruct its solicitors to prepare all necessary security documents and proceed with related matters.

     4. Lender, without restriction, may waive the satisfaction, observance or performance of any of the Conditions or Covenants contained in this Outline of Credit. Except to the extent that such waiver relates to an obligation of a Guarantor, the obligations of Guarantors (if any) will not be diminished, discharged or otherwise affect by or as a result of any such waiver.

Acceptance of this Commitment Letter will confirm that to the best of the Borrower's knowledge, the Corporation is currently in compliance with environmental laws and that there is no existing impairment to the properties as a result of environmental damage.


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                                  SCHEDULE "A"
                CONTAINING STANDARD COVENANTS, EVENTS OF DEFAULT
                         AND INTERPRETATION PROVISIONS

1.   POSITIVE COVENANTS:

     Borrower and Guarantor (if any) or each of the Guarantors (if any) to the extent required under the outline of Credit to which this Schedule is attached, covenants with Lender that so long as it is indebted or otherwise obligated to Lender, it will:

     a) pay to Lender when due all amounts (whether principal, interest or other sums) owing by it to Lender from time to time;

     b) execute and deliver to Lender promissory notes or other evidence of indebtedness, in such form and at such times, as Lender may require;

     c) deliver to Lender the Security Documents, in all cases in form and substance satisfactory to Lender;

     d)   use the proceeds of loans only for the purposes approved by Lender;

     e) maintain its separate corporate existence an all licences and authorizations required from regulatory or governmental authorities or agencies to permit it to carry on its business, including, without limitation, any licences, certificates, permits and consents for the protection of the environment;

     f) maintain appropriate books of account, records, reports and other papers relative to the operation of the business' affairs and financial conditions;

     g) continuously carry on and conduct its business in a proper, efficient and businesslike manner;

     h) maintain appropriate types and amounts of insurance, provide evidence of insurance to Lender on request and promptly advise Lender in writing of any significant loss or damage to its property;

     i) maintain, repair and keep in good working order and condition all of its property and assets for continuous operation of its business;

     j) pay when due all material amounts owed to any person and governmental authority unless payment is being disputed by it in good faith or is being withheld for prudent business reasons other than inability to make payment, and it will observe and perform its obligations to all persons and governmental authorities;

     k) permit Lender, by its officers or authorized representatives at any reasonable time, to enter Borrower's premises and to inspect its plant, machinery, equipment and other real and personal property and their operation, and to examine and copy all relevant books of accounts, records, reports and other papers of Borrower;


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                                  SCHEDULE "A"
                CONTAINING STANDARD COVENANTS, EVENTS OF DEFAULT
                         AND INTERPRETATION PROVISIONS

1.   POSITIVE COVENANTS (CONT'D):

     1)   provide to Lender as soon as possible and in any event;

          i) within 120 days after the end of each of its fiscal years, audited financial statements prepared by a firm of qualified accountants, and signed by appropriate officers of Borrower; and

          ii) within 60 days following the end of each quarter, internally produced financial statements for that quarter;

     m) provide to Lender on request any further information regarding its assets, operations and financial condition that Lender may from time to time require;

     n) pay and remit all sums when due to tax and other governmental authorities (including, without limitation, any sums in respect of employees) and provide proof to Lender upon request;

     o) upon request, provide Lender with such information and documentation as Lender may reasonably require from time to time in respect of the collection and payment of G.S.T. including, without limitation, information concerning the amount of taxable supplies, G.S.T. collected, input tax credits received and G.S.T. paid during each year of Borrower's operations;

     p) upon request, Borrower will forward to Lender copy of any G.S.T. election forms filed with Revenue Canada Taxation;

     q) Borrower will advise Lender of any transfer or exchange of assets with a related party where no funds are exchanged (i.e. nil consideration);

     r) promptly advise Lender in writing, giving reasonable details, of each event which has or is reasonable likely to have a material adverse effect on its business, affairs or financial condition; and

2.   NEGATIVE COVENANTS:

     Borrower and Guarantors (if any) or each of the Guarantors (if any) to the extent required under the Outline of Credit to which this Schedule is attached, covenants with Lender that while it is indebted or otherwise obligated to Lender, it will not, without the prior written consent of Lender;

     a) create or permit to exist any mortgage, charge, lien, encumbrance or other security interest on any of its present or future assets except the permitted encumbrances (if any) identified in the Outline of Credit. Permitted encumbrances will include encumbrances incurred through the normal course of business such as overriding royalties and Crown Royalties that have been advised to Lender through engineering reports and other means;


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                                  SCHEDULE "A"
                CONTAINING STANDARD COVENANTS, EVENTS OF DEFAULT
                         AND INTERPRETATION PROVISIONS


2.   NEGATIVE COVENANTS (CONT'D):

     b) amalgamate, consolidate, or merge with or enter into any partnership or joint venture with any other person. Partnerships and joint ventures that are entered into in the normal course of business for the development of oil and gas properties and are advised to Lender through engineering reports before loan values are established on those properties, will be permitted without further reference to Lender;

     c) sell, lease or otherwise dispose of any assets except assets being sold in the ordinary course of business including farm-ins used for the development of undeveloped properties which will be permitted;

     d) move any of its assets or allow any of its assets to be moved outside the Provinces of Alberta, Saskatchewan, British Columbia or Manitoba;

     e)   change the present nature of its business;

     f) operate accounts with, take loans from, or otherwise conduct any banking business with any financial institution other than Lender;

     g) reduce its capital or redeem, purchase or otherwise acquire, retire or pay off any of its present or future share capital;

     h) pay unusual sum(s) to or for the benefit of shareholders or persons associated with shareholders (within the meaning of the Business Corporations Act of Alberta) by way of salaries, bonuses, dividends, management fees, repayment of loans or otherwise, in excess of the amount for any fiscal year approved by Lender;

     i) permit its working capital ratio (as determined by Lender in accordance with generally accepted accounting practices) to fall below the level approved by Lender;

     j) permit its debt to equity ratio (as determined by Lender in accordance with generally accepted accounting practices) to exceed the level approved by Lender;

     k) provide financial assistance (by means of loan, guarantees, or otherwise) to any person other than in favour of Lender; and

     l) respecting any land now or in the future mortgaged or charged as security in favour of Lender by Borrower or any Guarantor, allow any pollutant (including any pollutant now on, under or about such land) to be placed, handled, stored, disposed of or released on, under or about such land without the prior written consent of Lender which may be arbitrarily or unreasonably withheld, and, if granted, may be subject to conditions, except that Borrower may use or produce any pollutants in the normal course of Borrower's business as long as Borrower complies with all applicable laws placing, handling, storing, transporting, disposing of or otherwise dealing with such pollutants.


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                                  SCHEDULE "A"
                CONTAINING STANDARD COVENANTS, EVENTS OF DEFAULT
                         AND INTERPRETATION PROVISIONS

3.   EVENTS OF DEFAULT:

     a) if Borrower defaults in paying when due all or part of its indebtedness or other liability to Lender and such default continues after notice from Lender;

     b) if Borrower or a Guarantor (if any) defaults in the observance or performance of any of its covenants or obligations in this Schedule or in the Outline of Credit to which this Schedule is attached or in any of the Security Documents, or in any other document under which Borrower or a Guarantor (if any) is obligated to Lender, and in any such cases, the default continues after notice from Lender;

     c) if any charge or encumbrance on any property of Borrower becomes enforceable and steps are taken to enforce it;

     d) if Borrower defaults in any obligation to any other person which involves or may involve a sum which Lender considers material, and the default will not be cured within seven (7) days of the date Borrower first knew or should have known of the default;

     e) if any other creditor or Borrower or a Guarantor (if any) takes collection steps against Borrower or its assets;

     f) if final judgement or judgements should be entered against Borrower or Guarantor (if any) for the payment of any amount of money which Lender considers material, and the judgement is or judgements are not discharged within 20 days;

     g) if an order is made, an effective resolution passed, or a petition is filed for the winding up the affairs of Borrower or a Guarantor (if any) or if a receiver of Borrower or a Guarantor (if any) or any part of its assets is appointed;

     h) if Borrower or a Guarantor (if any) becomes insolvent or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency or if a bankruptcy petition is filed or receiving is made against a Borrower or Guarantor (if any) and is not being disputed in good faith;

     i) if Borrower ceases or threatens to cease to carry on its business or makes a bulk sale of its assets;

     j) if any of the licences, permits or approvals granted by any government or governmental authority or agency and essential to the business of Borrower is withdrawn, cancelled, suspended or adversely amended; and

     k) if any material adverse change occurs (as determined by Lender in its sole discretion) in the business, management, prospects, assets, liabilities or condition (financial or otherwise) of Borrower or a Guarantor (if any).


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                                                [ALBERTA TREASURY BRANCHES LOGO]

                                  SCHEDULE "A"
                CONTAINING STANDARD COVENANTS, EVENTS OF DEFAULT
                         AND INTERPRETATION PROVISIONS

4.  INTERPRETATION

     In the Positive Covenants, Negative Covenants, Events of Default and the Outline of Credit (including any other Schedules) to which this Schedule "A" is attached:

     a) words importing the singular will include the plural and vice versa, and words importing gender will include the masculine, feminine and neuter, and anything importing or referring to a person will include a body corporate and a partnership and any entity, in each case all as the context and the nature of the parties requires;

     b) any Covenant or Event of Default or any part of any Covenant or Event of Default which contemplates that Borrower or Guarantor is a body corporate will, to that extent only, be inapplicable to Borrower or such Guarantor if not a body corporate;

     c) "Prime" means the prime lending rate per annum established by Lender from time to time. Where the interest rate for a credit is based on Prime, the applicable rate on any day will depend on the Prime in effect on that day. The statement by Lender as to Prime and as to the rate of interest applicable to a credit on any day will be binding and conclusive for all purposes;

     d) all interest rates specified are nominal annual rates. The effective annual rate in any case will vary with payment frequency;

     e) any written communication which Lender may wish to serve on Borrower or Guarantor (if any) may be served personally (in the case of a body corporate, on any officer or director thereof) or by leaving the same at or mailing the same by registered mail to the last known address of Borrower or Guarantor (if any), and in the case of mailing will be deemed to have been received two (2) business days after mailing except in the case of postal disruption; and

     f) "Lender", "Borrower", "Guarantors" (if any) and "Security Documents" have the meaning set out in the Outline of Credit to which this
          Schedule is attached. "Security Documents" will also include any other securities and related documents now held or hereafter delivered by Borrower or Guarantors (if any) to Lender as security for the debts and other liabilities of Borrower to Lender, whether arising prior to or after acceptance by Borrower or Guarantor of the Outline of Credit and this Schedule "A".


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